Exhibit 10.1

Paycheck Protection Program

Promissory Note

Borrower Applied Optoelectronics, Inc.	Date April 17, 2020
Borrower’s Address 13139 Jess Pirtle Blvd. Sugar Land, TX 77478
Loan Amount Six Million, Two Hundred and Twenty Eight Thousand, Eight Hundred and Ninety Five Dollars and zero Cents Dollars $6,228,895.00

For value received, the borrower(s) named above (whether one or more “Borrower”), jointly and severally promise to pay to the order of Truist Bank, a North Carolina banking corporation (“Bank”) at any of its offices, or at such place as Bank may in writing designate, without offset in U.S. Dollars and in immediately available funds, the Loan Amount shown above, or the total of all amounts advanced under this promissory note and any modifications, renewals, extensions or replacements thereof (this “Note”) if less than the full Loan Amount is advanced, plus interest and any other amounts due, upon the terms specified below. As used in this Note, the term “Bank Party” shall mean and include Bank and any current and future subsidiaries and affiliates of Bank and each of their respective successors and assigns.

Payment Terms

A fixed payment schedule, commencing on the date that is seven (7) months from the date the loan evidenced by this Note is funded, consisting of seventeen (17) consecutive monthly payments of principal and interest, with the principal component of each such payment based upon the level amortization of principal over a two year period from the date the loan evidenced by this Note is funded and with each payment payable on the 17th day of each month, beginning November 2020, and a final payment equal to the balance of unpaid principal plus accrued and unpaid interest and any other amounts owed hereunder due and payable on the later of April 17th, 2022 or the date that is twenty four (24) months from the date the loan evidenced by this Note is funded (the “maturity date”), provided, however, that prior to applying payments in accordance with the foregoing payment structure, all payments shall first be applied to any accrued but unpaid interest including, without limitation, any deferred but unpaid interest.

Interest

The obligations under this Note will bear interest at a rate of 1.00% per annum (the “Rate”) from the date the loan hereunder (the “Loan”) is funded until the date that the Loan, together with all accrued and unpaid interest and any applicable fees or charges due under this Note, is paid in full. Interest shall accrue daily and will be calculated based on an actual/360 basis (on the actual number of days elapsed over a year of 360 days). Notwithstanding the forgoing, payment of interest is deferred for the first six months of this Loan.

Borrower Paycheck Protection Program Certifications

Borrower hereby certifies, represents, warrants and covenants to Bank as follows:

(a)        Borrower has read the statements included in the application related to this Loan (the “Application”), including the Statements Required by Law and Executive Orders, and Borrower understands them.

(b)       Borrower was and remains eligible to receive a loan under the rules in effect at the time the Application was submitted that have been issued by the Small Business Administration (“SBA”) implementing the Paycheck Protection Program under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) (the “Paycheck Protection Program Rule”).

(c)        Borrower (i) is an independent contractor, eligible self-employed individual, or sole proprietor or (ii) (A) employs no more than the greater of 500 employees or, if applicable, the size standard in number of employees established by the SBA in 13 C.F.R. 121.201 for Borrower’s industry and (B) is a small business concern as defined in section 3 of the Small Business Act (15 USC 632) (and subject to SBA’s affiliation rules under 13 CFR 121.301(f) unless specifically waived in the Act), a tax-exempt nonprofit organization described in section 501(c)(3) of the IRC, a tax-exempt veterans organization described in section 501(c)(19) of the IRC, a Tribal business concern described in section 31(b)(2)(C) of the Small Business Act.

1

(d)        Borrower will, and will ensure that each Owner complies, whenever applicable, with the civil rights and other limitations in the Application (as used herein the term “Owner” shall have the same definition as in the Application and the Paycheck Protection Program Rule).

(e)        All proceeds of the Loan will be used only for business-related purposes as specified in the Application and consistent with the Paycheck Protection Program Rule.

(f)        To the extent feasible, Borrower will purchase only American-made equipment and products.

(g)       Borrower is not engaged in any activity that is illegal under federal, state or local law.

(h)       Borrower certifies that any loan received by Borrower under Section 7(b)(2) of the Small Business Act between January 31, 2020 and the date hereof was for a purpose other than paying payroll costs and other allowable uses for loans under the Paycheck Protection Program Rule.

(i)         Borrower was in operation on February 15, 2020 and had employees for whom Borrower paid salaries and payroll taxes or paid independent contractors (as reported on Form(s) 1099-MISC) and has provided Bank true, correct and complete information demonstrating that Borrower had employees for whom Borrower paid salaries and payroll taxes.

(j)         The current economic uncertainty makes the request for the Loan necessary to support the ongoing operations of Borrower.

(k)        All proceeds of the Loan will be used to retain workers and maintain payroll or make mortgage interest payments, lease payments, and utility payments, as specified under the Paycheck Protection Program Rule and Borrower acknowledges that if the funds are knowingly used for unauthorized purposes, the federal government may hold Borrower and/or Borrower’s authorized representative legally liable, such as for charges of fraud.

(l)         Borrower has provided to Bank all documentation available to Borrower on a reasonable basis verifying the dollar amounts of average monthly payroll costs for the relevant period, which documentation shall include, as applicable, copies of payroll processor records, payroll tax filings and/or Form 1099-MISC.

(m)       Borrower will promptly provide to Bank (i) any additional documentation that Bank requests in order to verify payroll costs and (ii) documentation verifying the number of full-time equivalent employees on payroll as well as the dollar amounts of payroll costs, covered mortgage interest payments, covered rent payments, and covered utilities for the eight week period following the Loan.

(n)       Borrower acknowledges that (a) loan forgiveness will be provided by the SBA for the sum of documented payroll costs, covered mortgage interest payments, covered rent payments, and covered utilities, and not more than 25% of the Forgivable Amount may be for non-payroll costs and (b) the forgiveness amount is subject to reduction based on employee headcount and compensation reductions during the 8-week loan period as compared to the prior periods in accordance with the CARES Act.

(o)       Borrower does not have any other application pending for a loan under the Paycheck Protection Program, or any other federal program that would invalidate its participation in the Paycheck Protection Program.

(p)       During the period beginning on February 15, 2020 and ending on December 31, 2020, Borrower has not and will not receive any other loan under the Paycheck Protection Program.

(q)       Borrower has reviewed the SBA’s affiliation rules and standards, including the application of such affiliation standards to eligibility requirements for the Paycheck Protection Program, and, after due and careful consideration, represents and warrants that Borrower satisfies all requirements for eligibility for the Paycheck Protection Program.

(r)        Borrower certifies that the information provided in the Application and the information that Borrower provided in all supporting documents and forms is true and accurate in all material respects. Borrower acknowledges that knowingly making a false statement to obtain a guaranteed loan from SBA is punishable under the law, including under 18 USC 1001 and 3571 by imprisonment of not more than five years and/or a fine of up to $250,000; under 15 USC 645 by imprisonment of not more than two years and/or a fine of not more than $5,000; and, if submitted to a Federally insured institution, under 18 USC 1014 by imprisonment of not more than thirty years and/or a fine of not more than $1,000,000.

(s)        Borrower acknowledges that it has calculated the eligible Loan amount using the supporting documents which it has submitted to Bank. Borrower further acknowledges that execution of this Note constitutes Borrower’s certification that it is in agreement with the Principal Amount of the Loan as set forth herein and that such Principal Amount is not in excess of the maximum principal amount permitted in accordance with the CARES Act.

(t)        Borrower understands, acknowledges and agrees that Bank can share any tax information received from Borrower or any Owner with SBA's authorized representatives, including authorized representatives of the SBA Office of Inspector General, for the purpose of compliance with SBA Loan Program Requirements and all SBA reviews.

2

Loan Purpose and Updated Financial Information Required

Borrower represents and warrants that the loan evidenced by this Note is being made solely for the permitted use of proceeds specified in the CARES Act and related regulations, rules and guidance. In addition, Borrower represents, warrants and covenants that no part of the proceeds of the loan evidenced by this Note will be used directly or indirectly (a) to fund or finance any operations, investments or activities in or make any payments to a (1) Person that is, or is owned or controlled by, Persons that are the subject of any Sanctions (as defined below) (each a “Sanctioned Person”) or (2) country or territory that is the subject of Sanctions, or is owned or controlled by one or more Sanctioned Person (a “Sanctioned Country”), or in any other manner that would result in a violation of any Sanctions by any Person, or (b) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any laws, rules or regulations of any jurisdiction concerning or relating to bribery or corruption. Borrower further represents, warrants and covenants that while the loan evidenced by this Note remains outstanding, each Obligor, each subsidiary or affiliate of each Obligor, and their respective directors, officers, employees, or agents will not (a) be or become a Sanctioned Person, (b) allow any of their assets to be located in a Sanctioned Country, or (c) derive any of their operating income from investments in, or transactions with, one or more Sanctioned Person or Sanctioned Country. As used herein, “Sanctions” means any trade, economic or financial sanctions administered or enforced by the Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the EU, Her Majesty’s Treasury or other relevant sanctions authority. As used in this Note, the term “Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any governmental authority or governmental agency. As used in this Note the term “Obligor” shall individually and collectively refer to Borrower and any other Person that is or hereafter becomes primarily or secondarily liable for the payment of the loan evidenced by this Note and any Person that has conveyed or may hereafter convey any security interest or lien to Bank in any real or personal property to secure payment of this Note. Borrower agrees to promptly provide to Bank updated financial information, including, but not limited to, tax returns, current financial statements in form satisfactory to Bank, as well as additional information, reports or schedules (financial or otherwise), all as Bank may from time to time request.

Representations and Warranties

The Borrower is one of the following: (a) an individual above the age of majority and has the legal capacity to execute this Note, (b) a corporation, limited liability company or other registered entity duly organized and existing under the laws of the state of its organization or (c) a non-registered entity exempt from registration under the laws of any state or jurisdiction. The Borrower is duly qualified and in good standing where such qualification is necessary. This Note has been duly authorized, executed and delivered by Borrower, has been duly executed by Borrower or an authorized representative of the Borrower, constitutes Borrower’s valid and legally binding obligation and is enforceable in accordance with its terms against Borrower. The execution, delivery and performance of this Note and the consummation of the transaction contemplated will not, with or without the giving of notice or the lapse of time, (a) violate any law applicable to Borrower, (b) violate any judgment, writ, injunction or order of any court or governmental body or officer applicable to Borrower, (c) violate or result in the breach of any material agreement to which Borrower is a party, nor (d) violate Borrower’s charter, bylaws, articles of organization, operating agreement or any other similar formation or governing documentation, as applicable. No consent, approval, license, permit or other authorization of any third party or any governmental body or officer is required for the valid and lawful execution and delivery of this Note. If Borrower is required to deliver to Bank a Beneficial Ownership Certification pursuant to the requirements of the Beneficial Ownership Rule (31 C.F.R. § 1010.230), Borrower represents and warrants that the information included in such Beneficial Ownership Certification, or in any other certifications provided by Borrower or its authorized representative under the application for this loan, is true and correct in all respects. As of the date of this Note, Borrower represents that Borrower is not subject to any material claim, dispute or litigation that has not been previously disclosed to Bank in writing.

CARES Act Compliance. Borrower represents, warrants and covenants to Bank, as of the date hereof, the end of the 8-week period following the date of the Loan (“Forgiveness Period”), and the date that SBA remits payment of the forgiven amount of the Loan to Bank and at all times the Loan exists or this Note is in effect, as follows:

(a)           Neither Borrower nor any Owner, is presently suspended, debarred, proposed for debarment, declared ineligible, voluntarily excluded from participation in this transaction by any Federal department or agency, or presently involved in any bankruptcy.

(b)           Neither Borrower, nor any Owner, nor any business owned or controlled by any of them, ever obtained a direct or guaranteed loan from SBA or any other Federal agency that is currently delinquent or has defaulted in the last 7 years and caused a loss to the government.

(c)           Neither Borrower, nor any Owner, is an owner of any other business or has common management with any other business, except as disclosed on addendum A of the Application.

(d)           Borrower did not receive an SBA Economic Injury Disaster Loan between January 31, 2020 and April 3, 2020, except as disclosed on addendum A of the Application.

3

(e)           Neither Borrower (if an individual), nor any individual owning 20% or more of the equity of Borrower, is subject to an indictment, criminal information, arraignment, or other means by which formal criminal charges are brought in any jurisdiction, or presently incarcerated, on probation or parole.

(f)            Neither Borrower (if an individual), nor any Owner, has within the last 5 years 1) been convicted; 2) pleaded guilty; 3) pleaded nolo contendere; 4) been placed on pretrial diversion; or 5) been placed on any form of parole or probation (including probation before judgment).

(g)           The United States is the principal place of residence for all employees of Borrower included in Borrower’s payroll calculation included in the Application.

(h)           Borrower acknowledges and agrees that all proceeds of the Loan shall be used solely to fund the uses specified in the Paycheck Protection Program Rule (“Allowable Costs”); provided that, for the avoidance of doubt, in no event shall more than twenty-five percent (25%) of the total Allowable Costs paid by Borrower using proceeds of the Loan be attributable to non-payroll costs.

(i)            At the conclusion of the Forgiveness Period, Borrower shall promptly but in no event more than thirty (30) days following the conclusion of the Forgiveness Period submit to Bank all documentation, accompanying certifications and other relevant disclosures required by the SBA under the CARES Act or otherwise requested by Bank on the worksheet provided by Bank for calculation of loan forgiveness amounts, a copy of which will be provided to Borrower after the date hereof.

Default, Acceleration and Setoff

An “event of default” shall occur hereunder upon the occurrence of any one or more of the following events or conditions:

(a)	the failure by any Obligor to pay at any time after the date that occurs six months after the funding date of this Note, whether by acceleration or otherwise, (i) any interest or fees owed under this Note when due and such failure shall continue unremedied for a period of five (5) days thereafter or (ii) any principal amount owed under this Note when due;
(b)	(i) the occurrence of any event of default under any other agreement executed in connection with this Note or the failure of any Obligor to perform any covenant, promise or obligation contained in this Note or such other agreement, provided, however that if such failure relates to a covenant other than a negative covenant or a financial covenant under this Note or any agreement executed in connection with this Note, the Obligor shall have thirty (30) days to cure such failure after the earlier of the date (A) the Obligor or any officer or representative of the Obligor becomes aware of such failure or (B) notice of such failure is given to such Obligor by Bank or (ii) the occurrence of any event of default under, or the failure of any Obligor to perform any covenant, promise or obligation contained in, any other agreement to which any Obligor and any Bank Party are parties;
(c)	any representation or warranty of any Obligor contained in this Note or any other agreement with any Bank Party shall prove to be incorrect in any material respect (other than any representation or warranty that is expressly qualified by a material adverse effect or other materiality, in which case such representation or warranty shall prove to be incorrect in any respect);
(d)	the failure of any Obligor to pay when due any principal, interest or other amount due under any indebtedness of such Obligor (after any applicable grace period specified in connection with such indebtedness) to any creditor other than Bank or any event shall occur or condition shall exist under any agreement or instrument relating to such indebtedness, if the effect of such event or condition is to accelerate, or permit the acceleration, of such indebtedness;

(e)	the dissolution, liquidation, merger, consolidation, termination or suspension of usual business of any Obligor;
(f)	the death or declaration of incompetency of any Obligor that is a natural person unless within thirty (30) days after the death or declaration of incompetency of such Obligor, a substitute Obligor acceptable to Bank shall have executed documentation in form and substance acceptable to Bank;
(g)	any person or entity, or any group of related persons or entities, shall, without Bank’s prior written consent, have or obtain legal or beneficial ownership of a majority of the outstanding voting securities or rights of any Obligor that is not a natural person, other than any person or entity, or any group of related persons or entities that has such majority ownership as of the date of this Note; or any change in the ownership or control information in Borrower’s Beneficial Ownership Certification shall have occurred since the date of this Note;
(h)	any Obligor shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official for such Obligor or any substantial part of such Obligor’s property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this section (h), (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for such Obligor or for a substantial part of such Obligor’s assets, (iv) file an answer admitting the material allegations of a petition filed against such Obligor in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing;
(i)	an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Obligor or such Obligor’s debts, or any substantial part of such Obligor’s assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for any Obligor or for a substantial part of such Obligor’s assets, and in any such case, such proceeding or petition shall remain undismissed for a period of sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

4

(j)	the entry of a judgment, award or order against any Obligor which remains unstayed, unsatisfied or unbonded for thirty (30) days following the issuance of such judgment, award or order, or the issuance or service of any attachment, levy or garnishment against any Obligor or the property of any Obligor or the repossession or seizure of property of any Obligor;
(k)	the sale or transfer by any Obligor of all or substantially all of such Obligor’s assets other than in the ordinary course of business;
(l)	any provision of any guaranty, security agreement, or other collateral documentation shall, due to any act or failure to act by any Obligor, cease to be valid and binding on, or enforceable against, any Obligor, or any Obligor shall so state in writing, or any Obligor shall terminate or seek to terminate such Obligor’s obligations under such agreements;
(m)	a material adverse change in the financial condition, operations, business, or prospects of any Obligor has occurred since the date of this Note; or
(n)	an event of default occurs under this Note or on any other outstanding SBA or SBA guaranteed loan to Borrower.

Bank shall not be obligated to fund this Note or make any advance under this Note if at the time such funding or advance is requested there exists (i) an event of default or (ii) an event or condition which with the passage of time or giving of notice or both would result in an event of default. Upon the occurrence of an event of default, Bank shall, at its option, have the remedies provided herein and by any other agreement between Bank and any Obligor or under applicable law, including without limitation, declaring the entire outstanding principal balance, together with all interest thereon and any other amounts due under this Note, to be due and payable immediately without presentment, demand, protest, or notice of any kind, except notice required by law. Upon the occurrence of an event of default under paragraph (h) or (i) above, the entire outstanding principal balance, together with all interest thereon and any other amounts due under this Note, shall automatically become due and payable without presentment, demand, protest, or notice of any kind except notice required by law, and Bank’s obligation to make advances under this Note shall automatically terminate without notice or further action by Bank. Upon the occurrence of an event of default, as of the date of such event of default, Bank, at its option, may charge interest on the unpaid balance of this Note at the lesser of (a) the Rate plus 4.00% per annum or (b) the maximum rate allowed by law (the “Default Rate”) until paid in full. To the extent permitted by law, upon the occurrence of an event of default, Bank will have the right, in addition to all other remedies provided herein, to set off the amount due under this Note or due under any other obligation of Borrower to Bank against any and all accounts, whether checking or savings or otherwise, credits, money, stocks, bonds or other security or property of any nature whatsoever on deposit with, held by, owed by, or in the possession of any Bank Party to the credit of or for the account of Borrower, without notice or consent of Borrower. In addition to the foregoing, Bank shall not be obligated to fund this Note or make any advance under this Note in the event of material deterioration or impairment of the Collateral or any material decline or depreciation in the value of the Collateral which causes the Collateral to become unsatisfactory as to character or value. The remedies provided in this Note and any other agreement between Bank and any Obligor and by applicable law are cumulative and not exclusive of any other remedies provided by applicable law.

If any portion of a payment is at least fifteen (15) days past due, Borrower agrees to pay a late charge equal to the lesser of $50.00 or 4% of the amount which is past due. Unless prohibited by applicable law, Borrower agrees to pay the fee established by Bank from time to time for returned checks if a payment is made on this Note with a check and the check is dishonored for any reason after the second presentment. In addition to any other amounts owed under the terms of this Note, Borrower agrees to pay those fees and charges disclosed in the Disbursements and Charges Summary or other form of closing statement, if any, related to the loan evidenced by this Note which, to the extent it exists, is incorporated in this Note by reference and, as permitted by applicable law, Borrower agrees to pay the following: (a) all expenses, including, without limitation, any and all costs incurred by Bank related to enforcement, all court costs and out-of-pocket collection expenses, and reasonable attorneys’ fees actually incurred, whether suit be brought or not, incurred in collecting this Note; (b) all costs incurred in evaluating, preserving or disposing of any Collateral granted or hereafter granted as security for the payment of this Note, including the cost of any audits, appraisals, appraisal updates, reappraisals or environmental inspections which Bank from time to time in its sole discretion may deem necessary; (c) any premiums for property insurance purchased on behalf of Borrower or on behalf of the owner(s) of any Collateral pursuant to any security instrument relating to any Collateral; (d) any expenses or costs (including reasonable attorneys’ fees) incurred in defending any claim arising out of the execution of this Note or the obligations which it evidences; and (e) any other charges permitted by applicable law. Borrower agrees to pay such amounts on demand or, at Bank’s option, such amounts may be added to the unpaid balance of the Note and shall accrue interest at the stated Rate.

Prepayment Provisions

Borrower may make a prepayment in any amount at any time without penalty.

5

Payments

Borrower is directed to make payments at the address indicated on the billing statement provided by Bank, or at such place as Bank may otherwise indicate in writing. Payments may also be made at those Bank branches which accept loan payments, however, Borrower acknowledges that Borrower is not directed to make payments at such branches and that Bank’s acceptance of payments at such branches is an accommodation to Borrower which may be revoked at any time in Bank’s sole and absolute discretion. All amounts received by Bank shall be applied to expenses, fees and interest before principal or in any other order as determined by Bank, in its sole discretion, as permitted by law. Payments will be credited as of the date stamped upon receipt, or as of the standard payment processing date for similar payments if a payment is not stamped. Payments received on Saturday will be credited on Bank’s next business day. If any payment date falls on a Saturday or Sunday or a legal bank holiday, payment will be due on the next business day. Bank’s business days are Monday through Friday, not including legal bank holidays.

Waivers

Borrower and each other Obligor waive presentment, demand, protest, notice of protest and notice of dishonor and waive all exemptions, whether homestead or otherwise, as to the obligations evidenced by this Note and waive any discharge or defenses based on suretyship or impairment of Collateral or of recourse. Borrower waives any rights to require Bank to proceed against any other Obligor or any Collateral before proceeding against Borrower. Borrower further agrees that without notice to any Obligor and without affecting any Obligor’s liability, Bank, at any time or times, may grant extensions of the time for payment or other indulgences to any Obligor or permit the renewal or modification of this Note, or permit the substitution, exchange or release of any Collateral for this Note and may add or release any Obligor whether primarily or secondarily liable. Borrower further agrees that Bank may apply all monies made available to it from any part of the proceeds of the disposition of any Collateral or by exercise of the right of setoff either to the obligations under this Note or to any other obligations of any Obligor to Bank, as Bank may elect from time to time.

Waiver of Jury Trial

TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY OTHER DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK ENTERING INTO OR ACCEPTING THIS NOTE. FURTHER, BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

Waiver of Damages other than Direct or Actual

TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK HEREBY IRREVOCABLY WAIVE (AND IRREVOCABLY AGREE NOT TO ASSERT) ANY CLAIM WHATSOEVER FOR SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) AGAINST EACH OTHER (OR AGAINST EACH OTHER’S RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS) AT ANY TIME ARISING UNDER OR RELATING TO THIS NOTE, ANY RELATED DOCUMENT, OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN.

Patriot Act Notice

Bank hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 signed into law October 26, 2001), Bank may be required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Bank to identify Borrower in accordance with the Act. Further, Bank hereby notifies Borrower that, pursuant to the requirements of the Beneficial Ownership Rule (31 C.F.R. § 1010.230), Bank may be required to obtain, verify and record information contained in a Beneficial Ownership Certification executed by Borrower, which will identify the key individuals who have beneficial ownership or control of Borrower.

6

Hold Harmless and Indemnification

Borrower hereby indemnifies and agrees to hold each Bank Party and its officers, directors, employees, agents and affiliates (each an “Indemnitee”) harmless from and against all claims, damages, liabilities, costs (including reasonable attorneys’ fees and legal expenses), causes of action, actions, suits and other legal proceedings (collectively, “Claims”) in any matter relating to or arising out of this Note or any document or agreement executed in connection with this Note, or any act, event or transaction related thereto or to the Collateral. Borrower shall promptly provide Bank with written notice of any such Claim, provided, however, that this indemnity shall not apply to any Claims arising solely from the gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Upon request of Bank, Borrower shall defend each applicable Indemnitee from such Claims, and pay the reasonable attorneys’ fees, legal expenses and other costs actually incurred in connection therewith, or in the alternative, at Bank’s option, each applicable Indemnitee shall be entitled to employ its own legal counsel to defend such Claims at Borrower’s sole expense.

Miscellaneous

Any provision of this Note or any agreement executed in connection with this Note which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note or any such agreement. No amendment, modification, termination or waiver of any provision of this Note or any agreement executed in connection with this Note, nor consent to any departure by Borrower from any term of this Note or any agreement executed in connection with this Note, shall in any event be effective unless it is in writing and signed by an authorized officer of Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of Bank to exercise any right, power or remedy under this Note or any agreement executed in connection with this Note shall be construed as a waiver of the right to exercise the same or any other right at any time. The captions of the paragraphs of this Note are for convenience only and shall not be deemed to constitute a part hereof or used in construing the intent of the parties. All representations, warranties, covenants and agreements contained herein or made in writing by Borrower in connection herewith shall survive the execution and delivery of this Note and any other agreement, document or writing relating to or arising out of any of the foregoing. All notices or communications given to Borrower pursuant to the terms of this Note shall be in writing and may be given to Borrower at Borrower’s address as stated at the top of this Note unless Borrower notifies Bank in writing of a different address. Unless otherwise specifically provided herein to the contrary, such written notices and communications shall be delivered by hand or overnight courier service, or mailed by first class mail, postage prepaid, addressed to Borrower at the address referred to herein. Any written notice delivered by hand or by overnight courier service shall be deemed given or received upon receipt. Any written notice delivered by U.S. Mail shall be deemed given or received on the third (3rd) business day after being deposited in the U.S. Mail. Notwithstanding any provision of this Note or any agreement executed in connection with this Note to the contrary, Borrower and Bank intend that no provision of this Note or any agreement executed in connection with this Note be interpreted, construed, applied, or enforced in a way that will permit or require the payment or collection of interest in excess of the highest rate of interest permitted to be paid or collected by the laws of the jurisdiction indicated below, or federal law if federal law preempts the law of such jurisdiction with respect to this transaction (the "Maximum Permitted Rate"). If, however, any such provision is so interpreted, construed, applied, or enforced, Borrower and Bank intend (a) that such provision automatically shall be deemed revised so as to require payment only of interest at the Maximum Permitted Rate; and (b) if interest payments in excess of the Maximum Permitted Rate have been received, that the amount of such excess shall be deemed credited retroactively in reduction of the then-outstanding principal amount of this obligation, together with interest at the Maximum Permitted Rate. In connection with all calculations to determine the Maximum Permitted Rate, Borrower and Bank intend (a) that all charges be excluded to the extent they are properly excludable under the usury laws of such jurisdiction or the United States, as they from time to time are determined to apply to this obligation; and (b) that all charges that may be spread in the manner provided by statute of the jurisdiction indicated or any similar law, be so spread. Borrower agrees to sign any and all additional documentation Bank requests related to this Loan based upon amendments or revisions to the CARES Act, Paycheck Protection Program Rule and the Application including, without limitation, any form promissory note issued by the SBA or any amendment harmonizing this Note and such SBA form note.

Successors and Assigns and Choice of Law

This Note shall apply to and bind Borrower’s heirs, personal representatives, successors and permitted assigns and shall inure to the benefit of Bank, its successors and assigns. Notwithstanding the foregoing, Borrower shall not assign Borrower’s rights or obligations under this Note without Bank’s prior written consent. This Note shall be governed by applicable federal law and the internal laws of the state of North Carolina. Borrower agrees that certain material events and occurrences relating to this Note bear a reasonable relationship to the laws of North Carolina and the validity, terms, performance and enforcement of this Note shall be governed by the internal laws of North Carolina which are applicable to agreements which are negotiated, executed, delivered and performed solely in North Carolina. Unless applicable law provides otherwise, in the event of any legal proceeding arising out of or related to this Note, Borrower consents to the jurisdiction and venue of any court located in the state of North Carolina. Nothing in this Note or in any other document or agreement entered into in connection with this Note shall affect any right that Bank may have to bring any action or proceeding arising out of or related to this Note against Borrower or its properties in the courts of any jurisdiction.

7

In the event the SBA becomes the holder of this Note, this Note will be interpreted and enforced under federal law, including SBA regulations. Bank or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

Documentary and Intangible Taxes

In the event that any intangible tax or documentary stamp tax is due from Bank to any state or other governmental agency or authority because of the execution or holding of this Note, Borrower shall, upon demand, reimburse Bank for any such tax paid. Pursuant to State of Florida Office of Governor Executive Order Number 20-95, the collection of Florida documentary stamp tax is suspended for all notes and other written obligations made pursuant to Title 1 of the CARES Act and related regulations, rules, and guidance.

Transfer of Loan

Bank may, at any time, sell, transfer or assign the Note, the related security instrument and any related loan documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”). Bank may forward to each purchaser, transferee, assignee, servicer, participant, or investor in such Securities or any Rating Agency (as hereinafter defined) rating such Securities (collectively, the “Investor”) and each prospective Investor, all documents and information which Bank now has or may hereafter acquire relating to Borrower, any loan to Borrower, any guarantor or the property, whether furnished by Borrower, any guarantor or otherwise, as Bank determines necessary or desirable. The term “Rating Agency” shall mean each statistical rating agency that has assigned a rating to the Securities.

State Specific Disclosures

Texas residents: This notice is being provided by Bank in compliance with §26.02 of the Texas Business and Commerce Code, which provides that certain loan agreements must be in writing to be enforceable. As used in this notice, the term “loan agreement” means one or more promises, promissory notes, agreements, undertakings, security agreements, deeds of trust, or other documents, or commitments, or any combination of these actions or documents, executed in connection with the loan from Bank. THIS WRITTEN LOAN AGREEMENT IN CONNECTION WITH THE NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. This notice shall be deemed to be a part of each document which is executed by the Borrower and which comprises a part of the loan agreement. The Borrower acknowledges receipt of a copy of this notice and agrees that all documents in connection with the Note are subject to the provisions of §26.02 of the Texas Business and Commerce Code.

Counterparts

This Note may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement. This Note shall be effective upon Borrower’s execution of this Note and Bank’s receipt of duly executed counterparts from each of the parties hereto. Upon approval by Bank in its sole discretion, signatures to this Note transmitted in a commonly accepted electronic format that reproduces an image of the actual executed signature page shall have the same legal effect, validity, and enforceability as a manually executed counterpart of the document to the extent and as provided for in the Federal Electronic Signatures in Global and National Commerce Act and the applicable state law based on the Uniform Electronic Transactions Act. Further, Borrower agrees to deliver a manually executed counterpart of this Note to Bank no later than ten (10) days following the date of this Note.

By signing below under seal, Borrower agrees to the terms of this Note and the disbursement of proceeds as described in the Disbursements and Charges Summary form or other closing statement, if any, provided in connection with this transaction.

Borrower Name: Applied Optoelectronics, Inc.

/s/ Stefan Murry                                                    (Seal)

Signature of Authorized Representative of Borrower

Name, printed or typed of Authorized Representative

8